Exhibit 10.7

Labor contract

Party A:

Xi’an App-Chem Bio (Tech) Co., Ltd

Address:

Room C601, Entrepreneurship Research and Development Park, No. 69, Jinye Road, Xi’an Hi-Tech Industries Development Zone, China

Telephone:029-88346301

Post Code: 710077

Party B:

Yongwei Hu

ID Number: 610103197108023635

Address: No. 34, Caotan Road, Lianhu District

Telephone: 18066610998

Post Code:

Labor Contract

No.:

According to Labor Law of the People’s Republic of China, and based on equal and friendly negotiation, Party A and Party B (collectively the Parties, and individually, a Party) enter into the labor contract (the Contract) voluntarily and agree to respect all terms and conditions of this Contract.

Article 1 Term of Contract

Article 1.1 The term of this labor contract is open-ended. This labor contract becomes effective on November 3, 2014.

Article 2 Job descriptions

Article 2.1 Party B agrees to be employed as Chief Executive according to the requirements of Party A. Party A may adjust Party B’s position when it is necessary and based on performance assessment result of Party B subject to the principle of sincerity and reasonable. And Party B will accept the arrangement of Party A.

Article 2.2 Party B shall perform his obligations as required by Party A, meet Party A’s job requirements about quality and quantity.

Article 3 Labor protection and conditions

Article 3.1 Party A should strictly comply with the legal working hours, making sure the rest and health for Party B, Party A may extend working hours due to the requirements of its production or business after consultation with the trade union and laborers, and provide Party B time off or overtime wages.

Article 3.2 Party A shall provide Party B necessary work conditions and tools, establish and improve production processes and procedures, operation procedures, work regulations, work safety and labor health system and standards.

Article 3.3 Party A shall educate and train Party B on regulations and rules about political thought, professional ethics, business skill, labor safety and health.

Article 3.4 Party B shall strictly respect relevant safety operation procedures. And Party B is entitled to refuse to perform the instruction of Party A’s management which is not consistent with regulations or is dangerous.

Article 4 Labor compensation

Article 4.1 Party A’s wage distribution system shall be based on performance, design with equal pay for equal work. Party A shall pay salary to Party B on the 15th day of each month in the form of money in the event Party B provides normal labor within required work time, and Party A shall not withhold or delay wage payment without reasonable cause.

Article 4.2 Party B’s wage is based on the internal wage distribution method under legally established policy of Party A and on Party B’s position.

Article 4.3 The wage distribution system of Party B shall be a combination of basic salary and performance-based salary and is subject to subsequent adjustment. The performance-based salary shall be determined under Party A’s internal wage distribution system based on Party B’s performance, work result and actual contribution.

Article 5 Insurance benefits

Article 5.1 Both parties shall participate in social insurance according to the law, those that shall be paid by Party B shall be withheld by Party A from Party B’s salary and remitted by Party A on Party B’s behalf.

Article 5.2 Party A shall public information about various social security insurance it contributed for Party B. Party B shall be entitled to inquiry such information kept by Party A and Party A shall provide Party B necessary support.

Article 6 Labor disciplines

Article 6.1 Party B shall respect Party A’s policies and rules about workplace safety and health, production processes, operation and work procedures; protect Party A’s property and respect professional ethics; actively participate in training arranged by Party A to enhance ideological awareness and professional skills.

Article 6.2 Party A shall be entitled to punish Party B, even terminate this contract in the event Party B violates labor disciplines.

Article 7 Change, terminate, expiration and renewal of the contract

Article 7.1 In the event any laws and regulations, administrative rules which this Contract based on are changed, the relevant content of the Contract shall be revised accordingly.

Article 7.2 In the event the objective fact based on which Contract is entered into has undergone significant changes and as a result thereof, the Contract can not be performed, the Parties may change the relevant terms and conditions by mutual agreement.

Article 7.3 The Contract may be terminated by mutual agreement of the Parties.

7.4 Party A may terminate the Contract should any one of the following cases occur with Party B:

7.4.1 When Party B is proved during the probation period to be unqualified for employment;

7.4.2 When the personal information provided by Party B is not true;

7.4.3 When Party B seriously violates labor disciplines or the rules or regulations of Party A;

7.4.5 When Party B causes great losses to Party A due to a serious dereliction of duties or engagement in malpractices for selfish ends;

7.4.6 When Party B is brought to hold criminal responsibilities under the law.

7.4.7 When Party B can neither take up his original job nor any other kind of new job assigned by Party A after completion of medical treatment for his illnesses or injuries not suffered during work;

7.4.8 Party B is incompetent at its job upon the expiration of the probation period; and

7.4.9 The Parties failed to reach an agreement to revise the Contract subject to Article 7.2.

7.5 In case it becomes a must for Party A to cut down the number of workforce during the period of legal consolidation when it comes to the brink of bankruptcy or when it runs deep into difficulties in business, it shall explain the situation to all of its employees, solicit opinions from the employees, and report to the labor administrative department before it terminates the Contract.

7.6 In the event Party B intends to terminate the Contract, it shall send written notice to Party A 30 days in advance, except there are any other statements in the non-disclosure agreement and non-compete agreement, such other statements shall prevail.

7.7 Party B may notify, at any time, Party A of its decision to revoke labor contracts in any one of the following cases:

7.7.1 During its periods of probation;

7.7.2 If Party B is forced to work by Party A through means of violence, threat or deprival of personal freedom in violation of law;

7.7.3 Failure on the part of Party A to pay labor remunerations or to provide labor conditions as agreed upon herein.

7.8 This Contract will terminate and expire upon the expiration of the Contract Period and may be renewed by the mutual agreement of the Parties 30 days before the end of the Contract Period.

Article 8 Economic compensations and indemnities

Article 8.1 Party A shall notice and pay salary to Party B should any one of the following cases occurs:

Article 8.1.1 Party A intends to terminate Contract because Party B is incompetent at its job upon the expiration of the probation period;

Article 8.1.2 Party A intends to terminate Contract because the objective fact based on which Contract is entered into has undergone significant changes and as a result thereof, the Contract can not be performed, while the Parties can’t reach an agreement to change the relevant terms and conditions;

Article 8.1.3 Party A must cut down the number of workforce during the period of legal consolidation when it comes to the brink of bankruptcy or when it runs deep into difficulties in business.

Article 8.2 Party A shall compensate Party B any loss suffered by Party B due to Party A’s terminate of Contract in violation of the conditions specified herein, or due to the invalidity of Contract caused by Party A;

Article 8.3 Party B shall compensate Party A any loss suffered by Party A due to Party B’s terminate of Contract in violation of the conditions specified herein;

Article 8.4 In the event Party B terminates Contract, it shall compensate Party A fees and expenses paid by Party A for it related to any training and international fairs. The compensate percentage shall be:

i) for training fees and expenses

100%-year 1

80%- year 2

60%- year 3

40%- year 4

20%- year 5

0%- later

ii) for fees and expenses of international fairs

100%- year 1

50%- year 2

0%- later.

Article 8.5 Party B may be penalized by Party A for any losses and damages suffered by Party A due to Party B’s failure to perform its duties under Contract.

Article 9 Labor disputes

Article 9.1 Once a labor dispute occurs, the Parties can apply to the labor dispute mediation committee of Party A for mediation; if it can not be settled through mediation and one of the Parties asks for arbitration, the application can be filed to a labor dispute arbitration committee for arbitration. Any Party involved in the case can also apply to a labor dispute arbitration committee for arbitration. The Party that has objections to the ruling of the labor arbitration committee can bring the case to a peoples court.

Article 10 Miscellaneous

Article 10.1 The Parties will sign separate agreements as to business secret protection and competition restriction. The two agreements shall constitute attachment to this Contract and with the same legal force and effect.

Article 10.2 Party B’s resume and relevant certificates shall constitute attachment to this Contract.

Article 10.3 Party B shall keep a secret of its compensation, and shall not disclose to, discuss or inquire with any other employees of Party A, otherwise, it may be dismissed immediately once discovered.

Article 10.4 Any other issues not covered by Contract shall be otherwise negotiated by the Parties.

Article 10.5 This Contract is of two copies with each Party holds one copy.

Party A: (signature and stamp) Xi’an App-Chem Bio (Tech) Co., Ltd.

Representative:

Date: November 3, 2014

Stamp: Xi’an App-Chem Bio (Tech) Co., Ltd. （西安应化生物技术有限公司）

Party B: (signature and stamp) Yongwei Hu

Date: November 3, 2014

Non-disclosure Agreement

Party A: Xi’an App-Chem Bio (Tech) Co., Ltd.

Address:

Room C601, Entrepreneurship Research and Development Park, No. 69, Jinye Road, Xi’an Hi-Tech Industries Development Zone, China

Party B: Yongwei Hu

Individually a Party, and collectively the Parties.

Whereas, Party B is engaged by or providing service to Party A, and have access to Party A’s business secret, to create with Party A’s physical technical data, to gain and improve knowledge, experience and skills;

Whereas, Party A has paid wadge, bonus, commission, reward and other compensations;

Whereas, Party B acknowledges that Party B’s infringement of Party A’s intellectual property right, or disclosure of Party A’s business secret without authorization may impair the interests of Party A.

In order to protect Party A’s intellectual property rights and business secrets, and maintain the long-term common interests of both Party A and Party B, the Parties voluntarily agree that:

Article 1. This agreement (Agreement) intends to ensure that Party B will perform its undertaking and obligations by keeping secret of Party A’s non-patent technologies and business secret (Business Secret), to protect legal rights and interests of the Parties.

Article 2. The scope of Business Secret: Business Secret includes but not limited to technical plans, technical files, customer lists and contact information, promotion and marketing plans, development plans, financial information, procedure documents, company files and other such information owned by Party A and/or relate to Party A’s businesses with commercial value, and are not publicly available now, and need to be kept as confidential in Party A’s opinion.

Article 3. Party A’s Business Secret includes but not limited to:

● Items affect the production and development of a company;

● Items affect the technical progress of a company;

● Items affect the marketing and promotion of a company;

● Items that adversely impact a company’s competitiveness;

● Items that damage a company’s direct or indirect economy benefits;

● Items that are helpful in a company’s communication with the outside world and business negotiation;

● Items affect a company’s stability and safety; and

● Items affect a company’s non-disclosure obligation to any third party.

Article 4 If access to or use of Party A’s business secret is necessary for Party B to perform its duties, Party B shall use Party A’s business secret within the scope and to the extent as required by Party A. Party B shall not take any data and information containing Party A’s Business Secret away from office place without the consent of Party A in advance, and shall not disclose such information to any third party in any way.

Article 5 Party B undertakes that, during the engagement period of the Labor Contract, it will not disclose any business secret which not belongs to Party A but Party A has the confidential obligation to any other third party. Otherwise, Party B shall assume the full legal obligation of such breach claimed by such a third party.

Article 6 Party B undertakes that, during the engagement period of the Labor Contract, it will not conduct any business that is directly or indirectly competes with the business of Party A, it will not accept the employment of (if any) and will not provide consultancy, advise service to any of Party A’s competitors in any form.

Article 7 In the event post adjustment or resign, Party B shall return Party A all files, data, reports, communications, telegraphs, tapes, CDs, instruments and any other forms of media, and shall go through the related procedure. All such information is Party A’s exclusive property, and Party B undertakes hereby that it will not disclose, keep confidential, reproduce, copy or distribute Party A Business Secret in any form, and will not use such information to earn any profit.

Article 8 Where there is no regulation or the regulation is not clear to certain Business Secret, Party B is obligated to take reasonable measures to prevent such Business Secret from being misused or disclosed by any third party.

Article 9 Party B undertakes to take the same confidential obligations to such Business Secret as that during its engagement with Party A, and will not use such Business Secret. Party B shall not conduct any new research and development by using Party A’s Business Secret until it is publicly available.

Article 10 Party B’s breach of any term of this Agreement will constitute a breach, and Party B shall assume all direct and indirect losses and damages suffered by Party A as a result of such breach.

Article 11 Disputes arise from or relate to this Agreement shall be settled by friend negotiation by and between the Parties. And either Party may bring a lawsuit to competent people’s court having jurisdiction. During the legal procedure, the Parties shall try their best to perform its obligations except those involved in the disputes pending settlement.

Article 12 Notwithstanding both of the Party intends to enforce this Agreement to the extent permitted by law, in order to reflect the original willingness of the Parties to the greatest extent permitted by law, the unenforceability of any provision of this Agreement shall not impact or reduce the enforceability of any of the remaining provision.

Article 13 Each Party acknowledges that it has carefully read and fully understood the meaning of this Agreement.

Article 14 This Agreement constitutes an attachment of Labor Contract entered into by and between the Parties, and is an integral part of Labor Contract. In the event there is any discrepancy between this Agreement and the Labor Contract, this Agreement shall prevail.

Article 15 This Agreement is of two copies with each Party holds one copy and each copy shall have the same effect and force. And this Agreement shall come into force upon signature and seal of both Parties.

Party A: (signature and stamp) Xi’an App-Chem Bio (Tech) Co., Ltd.

Representative:

Date: November 3, 2014

Stamp: Xi’an App-Chem Bio (Tech) Co., Ltd. （西安应化生物技术有限公司）

Party B: (signature and stamp) Yongwei Hu

Date: November 3, 2014

Non-compete Agreement

Party A: Xi’an App-Chem Bio (Tech) Co., Ltd.

Representative:

Party B: Yongwei Hu

Individually a Party, and collectively the Parties.

Whereas, Party B is engaged by or providing service to Party A, and have access to Party A’s business secret, to create with Party A’s physical technical data, to gain and improve knowledge, experience and skills;

Whereas, Party A has paid wadge, bonus, commission, reward and other compensations;

Whereas, Party B acknowledges that Party B’s infringement of Party A’s intellectual property right, or disclosure of Party A’s business secret without authorization may impair the interests of Party A.

In order to effectively protect Party A’s intellectual property rights and other legal interests, ensure that Party B will not compete with Party A, subject to relevant laws and regulations issued by the Labor Department of PRC and State Scientific and Technological Commission, the Parties agree to the followings after friend negotiation:

Article 1 Party B shall neither work at nor provide service to any company having compete for relation with Party A or Party A’s affiliated company nor produce, operate similar product or business of Party A or Party A’s affiliated company during the period of employment at Party A and within three years since the date of termination of Labor Contract.

Article 2 During and after the period of employment at Party A, Party B shall be obligated not to (including but limited to): i) disclose, use or make other people acquire or use Party A business secret; ii) spread or distribute any information or news report that is adverse to Party A’s interest; and iii) directly or indirectly induce or help others to induce employee or customer to leave Party A. Party A is not obligated to pay any compensation for Party B’s performance of this obligation.

Article 3 “Competition relation” in Article 1 means compete with the business of Party A or Party A’s affiliated company when Party B was leaving Party A. Company having competition relation with Party A or Party A’s affiliated company includes company directly competes with such companies, as well as the company directly or indirectly holds or controls the shares of Party A or Party A’s affiliated company, or is commonly controlled by the same company together with Party A or Party A’s affiliated company.

Article 4 Party B shall notice Party A to confirm with Party A whether it needs to continue to perform its non-compete obligation before its resignation. In the event Party A confirms that it’s necessary to limit Party B in competition, it shall send Party B the Notice of Non-compete Restriction. And Party B’s obligation of non-compete under this notice shall begin on the date of resignation. If Party A confirms that it does not need to limit Party B in competition, it shall send Party B the Notice of the Release of Non-compete Restriction, and Party B will be limited by relevant non-compete relations.

Article 5 In the event Party B failed to confirm with Party A whether it needs to continue to perform its non-compete obligation before its resignation, Party B’s non-compete obligation will automatically take effect since the date of resignation. Party B may require Party A to confirm non-compete obligations during the period of non-compete restriction. And Party B will receive non-compete restriction compensation from Party A since the date of the Notice of Non-compete Restriction sent by Party A, while the compensation before such date shall be deemed voluntarily given up by Party B. When Party A confirms that it does not need to limit Party B in competition, it shall send Party B the Notice of the Release of Non-compete Restriction, while Party B shall not be entitled to obtain compensation before such date, even if it has already performed its non-compete obligation.

Article 6 Party A is not obligated to pay any compensation to Party B for is a performance of non-compete obligation during the period of employment at Party A or Party’s affiliated company. But Party A shall pay such compensation after the period of employment at Party A or Party’s affiliated company if Party B has performed its non-compete obligation under this Agreement. The compensation shall be 10% of the average wage of Party B during the latest 12 months at Party A (based on payslip).

Article 7 Party A shall pay Party B non-compete compensation at the end of each quarter. Before receiving such compensation, Party B shall provide Party A proof of its current employment information for Party A’s confirmation with Party B’s employer then. Delay in submitting employment information over one quarter shall be deemed as a Party B’s given up of the non-compete compensation of the relevant quarter.

Article 8 Once employed by a new company, Party B shall notice Party A the name of the new employer and its position within one week, notice its new employer the non-compete obligation assumed by Party B, and shall provide Party A such new employer’s acknowledge of this fact.

Article 9 Party A is entitled to notice Party B release its non-compete obligation in the event Party A regards that it’s not necessary to apply a non-compete restriction to Party B. In this case, this Non-compete Agreement shall be terminated on the 7th day since the date of Party A’s notice of termination sending to the address provided by Party B, and Party A shall pay Party B non-compete compensation accordingly.

Article 10 This Agreement may only be terminated by the mutual agreement of the Parties.

Article 11 Penalty shall be paid by Party A based on the bank loan interest rate of the same period in the event of delay in payment of compensation by Party A.

Article 12 In the event Party B violates Article 1 of this Agreement, it shall terminate employment with its new employer immediately to continue to perform this Agreement, and shall pay Party A two times of the non-compete compensation of the same period stated in this Agreement. In the event the period of violation can not be determined, it shall be deemed as one year. In the event Party A suffers a loss bigger than the amount of non-compete compensation, the difference shall be paid by Party B. The amount of loss shall be calculated by the following methods (which is higher): i) all costs and expenses related to the acquisition or development of relevant product technology; ii) all relevant business losses of Party A, and iii) profit obtained by Party A’s relevant competitors thereby.

Article 13 In the event Party B violates Article 2 of this Agreement, it shall the violating action immediately to continue to perform this Agreement, and shall pay Party A RMB 10,000. In the event Party A suffers a loss bigger than this amount, the difference shall be paid by Party B based on the standard in Article 12.

Article 14 Disputes arise from or relate to this Agreement shall be firstly settled by friend negotiation by and between the Parties. If in vain, either Party may bring a lawsuit to competent people’s court at Party A’s location.

Article 15 “Party’s affiliated company” referred to in this Agreement shall be the companies listed in Party A’s profile when the Party B leaves Party A.

Article 16 The communication addresses of the Parties are as follows, and any change of one Party’s communication address shall be noticed to the other Party promptly in written form, otherwise, the change shall be deemed as invalid.

For Party A:

Room C601, Entrepreneurship Research and Development Park, No. 69, Jinye Road, Xi’an Hi-Tech Industries Development Zone, China

Post Code: 710077

For Party B:

Post Code:

Article 17 This Agreement is of two copies with each Party holds one copy, and each copy shall have the same effect and force. And this Agreement shall come into force upon signature and seal of both Parties.

Party A: (signature and stamp) Xi’an App-Chem Bio (Tech) Co., Ltd.

Representative:

Date: November 3, 2014

Stamp: Xi’an App-Chem Bio (Tech) Co., Ltd. （西安应化生物技术有限公司）

Party B: (signature and stamp) Yongwei Hu

Date: November 3, 2014